UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported event): January 7, 2006
FLUOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-16129 (Commission File Number)	33-0927079 (IRS Employer Identification Number)

One Enterprise Drive Aliso Viejo, California (Address of principal executive offices)		92656-2606 (Zip Code)
(949) 349-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On January 5, 2006, the Board of Directors of Fluor Corporation (“Fluor”) received a letter of resignation from Fluor director Dr. David P. Gardner, who has reached mandatory retirement age. The resignation of Dr. Gardner as a director of Fluor is to be effective on January 7, 2006.
Item 5.03(a). Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The Board of Directors of Fluor Corporation unanimously approved by written consent an amendment to Section 3.02 of Article III of the Amended and Restated Bylaws of Fluor Corporation. The amendment, which became effective as of January 7, 2006, changes the authorized number of directors to ten. Prior to this amendment, the authorized number of directors was eleven. The text of Section 3.02 of Article III of the Amended and Restated Bylaws of Fluor Corporation, as amended, is attached hereto as Exhibit 3.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
Number	Description
3.2	Text of Amended Section 3.02 of Article III of the Amended and Restated Bylaws of Fluor Corporation, effective as of January 7, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fluor Corporation
January 9, 2006	By:	/s/ D. Michael Steuert
D. Michael Steuert
Senior Vice President and Chief Financial Officer

FLUOR CORPORATION
INDEX OF EXHIBITS

Exhibit
Number	Description
3.2	Text of Amended Section 3.02 of Article III of the Amended and Restated Bylaws of Fluor Corporation, effective as of January 7, 2006.